SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2015

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

155 Gibbs Street, Ste. 412

Rockville, MD 20850

(Address of principal executive offices and zip code)

617 Detroit Street, Ste. 100

Ann Arbor, MI 48104

(Mailing Address and zip code)

Registrant’s telephone number, including area code: (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwritten Offering

On July 16, 2015, Synthetic Biologics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale in a firm commitment underwritten public offering (the “Offering”) of 13,333,333 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $3.00 per share. Pursuant to the Underwriting Agreement, the Company granted to the Underwriters an option for a period of 30 days to purchase up to 2,000,000 additional shares of Common Stock solely to cover over-allotments, if any. The net proceeds to the Company from the Offering are expected to be approximately $37.0 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, assuming no exercise by the Underwriters of their option to purchase additional shares of Common Stock. The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The shares of Common Stock will be issued in the Offering pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-203322), which was declared effective on April 20, 2015, and the base prospectus included therein, as supplemented by the preliminary prospectus supplement, dated July 15, 2015, which was filed with the Securities and Exchange Commission (the “Commission”), and a prospectus supplement, dated July 16, 2015, which was filed with the Commission on July 16, 2015.  The Offering is expected to close on July 21, 2015, contingent upon the satisfaction of customary closing conditions.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Use of Proceeds

The Company currently intends to use the net proceeds from the sale of shares of Common Stock in the Offering for general corporate purposes, which may include, among other things, increasing working capital and funding research and development, clinical trials and capital expenditures. In addition, the Company may use a portion of the net proceeds for licensing or acquiring intellectual property to incorporate into its products and product candidates or its research and development programs, and to fund possible investments in and acquisitions of complementary businesses or partnerships and additional intellectual property.

Opinion of Counsel

The opinion of Parsons Behle & Latimer regarding the validity of the shares of Common Stock sold in the Offering is attached hereto as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 16, 2015

5.1	Opinion of Parsons Behle & Latimer

23.1	Consent of Parsons Behle & Latimer (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHETIC BIOLOGICS, INC.

Date: July 16, 2015	By:	/s/ Jeffrey Riley
	Name:	Jeffrey Riley
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 16, 2015

5.1	Opinion of Parsons Behle & Latimer

23.1	Consent of Parsons Behle & Latimer (contained in Exhibit 5.1)